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                                                                     Exhibit 4.2


                               INDEMNITY AGREEMENT


            THIS INDEMNITY AGREEMENT, dated as of January 28, 2002, is entered into by and among Travelers Insurance Company, a Connecticut corporation ("Travelers Insurance") and Travelers Indemnity Company, a Connecticut corporation ("Travelers Indemnity" and, together with Travelers Insurance, the "Holders"), and On2 Technologies, Inc., a Delaware corporation (the "Company").

      WHEREAS, Travelers Insurance is the holder of 1,600,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), and Travelers Indemnity is the holder of 3,104,717 shares of Common Stock (such 4,704,717 shares collectively, the "Travelers Shares");

      WHEREAS, the Travelers Shares are being registered by the Company pursuant to a registration statement on Form SB-2 (the "Registration Statement"); and

      WHEREAS, pursuant to that certain (i) Registration Rights Agreement (the "1997 Registration Rights Agreement") dated as of May 22, 1997 between The Duck Corporation and Travelers Insurance and (ii) Merger Agreement (the "Merger Agreement") dated as of June 9, 1999 by and among Allied Capital Funding, Inc., Allied Capital Acquisition Corp. and The Duck Corporation, On2 agreed, under certain circumstances, to register the Travelers Shares; and

      WHEREAS, in consideration of the Holders releasing the Company for any failure to register the Travelers Shares pursuant to the Merger Agreement and in substitution of any obligations contained in the 1997 Registration Rights Agreement, the Company has agreed to register the Travelers Shares pursuant to the Registration Statement and to indemnify the Holders in connection with certain matters relating to the Registration Statement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders hereby agree as follows:

            Section 1.  Registration.


            The Company agrees to register the Travelers Shares pursuant to the Registration Statement (the "Registration"). The Company and the Holders agree that their respective rights and obligations with respect to the Registration shall be governed to the fullest extent practicable by the analogous terms and provisions of the Investor Rights Agreement, dated as of August 10, 2001, between the Company and Travelers Insurance (the "August Agreement"); provided, however, that in the case of a conflict between the provisions of the August Agreement and this Agreement, this Agreement shall govern the parties' rights and obligations with respect to the Registration.

            Section 2.  Indemnification.


            (a) The Company agrees to indemnify and hold harmless the Holders and their directors, officers, employees and agents and each person, if any, who controls the Holders within the meaning of the Securities Act (collectively, the "Holder Indemnified Parties") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Holder Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, in each case as of the respective dates thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case as of the respective dates thereof; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Holder Indemnified Parties specifically for use in the preparation thereof. This Section 2(a) shall not inure to the benefit of any Holder Indemnified Party with respect to any person asserting such loss, claim, damage or liability who purchased the Travelers Shares which are the subject thereof if the Holders Indemnified Party failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Travelers Shares, where the Holder Indemnified Party was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

            (b) The Holders agree that they will indemnify and hold harmless the Company and its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties"), against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Holders specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Holders may otherwise have.



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Notwithstanding anything to the contrary herein, the Holders shall not be liable under this Section 2(b) for any amount in excess of the gross proceeds to the Holders as a result of the sale of Travelers Shares pursuant to the Registration Statement.

            (c) Promptly after receipt by an indemnified party under this
Section 2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party and be reasonably approved by the indemnifying party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

            All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) business days of written notice thereof and reasonable supporting documentation has been submitted to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

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            Section 3. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company Indemnified Parties and the Holder Indemnified Parties shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Indemnified Parties on the one hand or the Holders Indemnified Parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company Indemnified Parties and the Holder Indemnified Parties agree that it would not be just and equitable if contribution pursuant to this Section 2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Notwithstanding any other provision of this Section 3, in no event shall the Holders be required to undertake liability to any person under this
Section 3 for any amounts in excess of the dollar amount of the gross proceeds received by the Holders from the sale of the Travelers Shares pursuant to any Registration Statement under which such Travelers Shares are registered under the Securities Act.

            Section 4. Release and Termination. Travelers hereby releases and discharges the Company and its officers, directors, affiliates, parents, subsidiaries, managers, representatives, agents, attorneys, employees, predecessors, successors and assigns from any and all actions, causes of action or suits, claims and demands whatsoever, in law or equity relating to the failure to register the Traveler Shares pursuant to the Merger Agreement. The parties hereto agree that as of the date hereof the 1997 Registration Rights Agreement is terminated and shall have no further force or effect.

            Section 5. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during


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normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


If to the Company:      145 Hudson Street
                        New York, New York 10013
                        Attn: Chief Financial Officer
                        With a copy to: General Counsel
                        Tel: (917) 237-0500
                        Fax: (917) 237-1544

If to Holders:          Citigroup Investments Inc.
                        399 Park Avenue, 7th Floor
                        New York, NY  10022
                        Attention: General Counsel

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

            Section 6. Assignment. Neither this Agreement nor any rights of the Holders or the Company hereunder may be assigned by either party to any other person without the other party's prior written consent, provided that without such consent the Holders' rights may be assigned to an entity controlling, controlled by or under common control with the Holders.

            Section 7. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

            Section 8. Remedies and Severability. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of those that may be hereafter declared invalid, illegal, void or unenforceable.

            Section 9. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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            Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. The Company and the Holders agree to submit itself to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

            Section 11. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 12. Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Holders makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

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            IN WITNESS WHEREOF, the parties hereto have caused this Investor
Rights Agreement to be duly executed, on this 28th day of January, 2002.


                                          ON2 TECHNOLOGIES, INC.



                                          By:
                                               -------------------------------
                                          Name:
                                          Title:


                                          TRAVELERS INSURANCE COMPANY



                                          By:
                                               -------------------------------
                                          Name:
                                          Title:


                                          TRAVELERS INDEMNITY COMPANY



                                          By:
                                               -------------------------------
                                          Name:
                                          Title:








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